UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	March 11, 2022
INTEGER HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-16137	16-1531026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5830 Granite Parkway,	Suite 1150	Plano,	Texas	75024
(Address of principal executive offices)				(Zip Code)
(214) 618-5243
Registrant’s telephone number, including area code
_____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ITGR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                            Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On March 11, 2022, the Board of Directors (“Board”) of Integer Holdings Corporation (the “Company”) approved a special award of performance-based restricted stock units (the “PSUs”) having a grant date fair value of $4,000,000 (the “Special PSU Award”) for the Company’s President and Chief Executive Officer, Joseph W. Dziedzic, with vesting contingent upon achieving specified stock price milestones and Mr. Dziedzic’s continued employment for a period of at least two years after the grant date. The Special PSU Award has been awarded as a means to retain Mr. Dziedzic in his current role by providing a compelling upside reward opportunity beyond the Company’s regular executive compensation program, as well as in recognition of Mr. Dziedzic’s instrumental role and leadership in the Company’s achievements during his term of service as President and Chief Executive Officer. During Mr. Dziedzic’s tenure as President and Chief Executive Officer, the Company’s stock price has increased by approximately 92%, as computed using the Company’s closing stock prices as of March 24, 2017 and March 11, 2022. Furthermore, the Board believes the Special PSU Award will incentivize Mr. Dziedzic to continue to achieve growth at the Company and to create long-term value for the Company’s stockholders.
The actual number of PSUs that vest pursuant to the terms and conditions of the Special PSU Award will be between 0% and 200% of the target number of PSUs (with the target number being 36,202 PSUs). Under the terms of the Special PSU Award, (i) the target number of PSUs will vest upon the satisfaction of both (a) a stock price performance vesting condition (the “Stock Price Performance Vesting Condition”) whereby the price of the Company’s common stock must meet or exceed the stock price milestone of $100.00 per share on or before March 11, 2027 (the “Expiration Date”) and (b) a service-based vesting condition whereby Mr. Dziedzic must remain employed with the Company for a period of two years after the grant date (the “Service Vesting Condition”) and (ii) the maximum number of PSUs (cumulatively representing 200% of the target number of PSUs) will vest upon the satisfaction of both (a) the Stock Price Performance Vesting Condition in which the stock price milestone is set at $120.00 per share and (b) the Service Vesting Condition. To satisfy a Stock Price Performance Vesting Condition, the average closing price of the Company’s common stock on the New York Stock Exchange for a 20 consecutive trading day period must meet or exceed the specified stock price milestone prior to the Expiration Date. If either of the Stock Price Performance Vesting Conditions are not satisfied prior to the Expiration Date, the relevant portion of the Special PSU Award will be forfeited.
Except upon the consummation of a change in control of the Company or in the event of Mr. Dziedzic’s death, settlement of any vested PSUs into shares of the Company’s common stock is deferred for a period of twelve months after the relevant vesting date.
In the event of a change in control of the Company prior to the satisfaction of a Stock Price Performance Vesting Condition, (i) if the per share consideration received by the Company’s stockholders in connection with such change in control event (the “Per Share Change in Control Amount”) is equal to or in excess of either of the specified stock price milestone, then the relevant portion of the Special PSU Award will vest upon the earlier to occur of (a) the satisfaction of the Service Vesting Condition or (b) the termination of Mr. Dziedzic’s employment without cause or Mr. Dziedzic’s voluntary termination of his employment with good reason; (ii) if the Per Share Change in Control Amount or, if a change in control does not result in consideration being received by the Company’s stockholders, the average closing price of the Company’s common stock on the New York Stock Exchange for the 20 consecutive trading days ending on the trading day immediately preceding the change in control of the Company is between $100.00 and $120.00 per share, then the Stock Price Performance Vesting Condition for the portion of the Special PSU Award that is contingent on achieving the $120.00 per share stock price milestone will be satisfied based on a linear interpolation of 0% earned at $100.00 per share and 100% earned at $120.00 per share (with the balance being forfeited, except in connection with a change in control event resulting solely from a change in the composition of the Board) and remain eligible to vest upon the earlier to occur of (a) the satisfaction of the Service Vesting Condition or (b) the termination of Mr. Dziedzic’s employment without cause or Mr. Dziedzic’s voluntary termination of his employment with good reason; and (iii) if the Per Share Change in Control Amount is less than $100.00 per share, then no additional portion of the Special PSU Award will vest and all PSUs for which the Stock Price Performance Vesting Condition has not been satisfied will be forfeited (except in connection with a change in control event resulting solely from a change in the composition of the Board).
In the event that Mr. Dziedzic’s employment is terminated due to death or disability prior to the satisfaction of a Stock Price Performance Vesting Condition, such portion of the Special PSU Award that has not yet vested will continue in effect and remain eligible for immediate vesting upon satisfaction of such Stock Price Performance Vesting Condition. Additionally, in the event that Mr. Dziedzic’s employment is terminated due to death or disability after a Stock Price Performance Vesting Condition has been satisfied but prior to the satisfaction of the corresponding Service Vesting Condition, such portion of the Special PSU Award that has not yet vested will immediately vest.
In addition, in the event that Mr. Dziedzic’s employment is terminated without cause or Mr. Dziedzic voluntarily terminates his employment with good reason prior to the satisfaction of a Stock Price Performance Vesting Condition, such portion of the Special PSU Award that has not yet vested will continue in effect and remain eligible for immediate vesting upon the satisfaction of such Stock Price Performance Vesting Condition until the earliest to occur of (i) the date that is the twelve month anniversary of Mr. Dziedzic’s termination of employment, (ii) the Expiration Date, and (iii) a change in control of the Company (except in connection with a change in control event resulting solely from a change in the composition of the Board). In the event that Mr. Dziedzic’s employment is terminated without cause or Mr. Dziedzic voluntarily terminates his employment with good reason after a Stock Price Performance Vesting Condition has been satisfied but prior to the satisfaction of the corresponding Service Vesting Condition, such portion of the Special PSU Award will immediately vest.
Finally, in the event that Mr. Dziedzic’s employment is terminated for cause or Mr. Dziedzic voluntarily terminates his employment without good reason prior to the satisfaction of either the Stock Price Performance Vesting Condition or the Service Vesting Condition, any unvested portion of the Special PSU Award will be immediately forfeited.
The foregoing summary of the Special PSU Award is qualified in its entirety by the terms of the Special Performance-Based Restricted Stock Unit Award Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Special Performance-Based Restricted Stock Unit Award Agreement for Joseph W. Dziedzic, dated March 11, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	March 15, 2022	INTEGER HOLDINGS CORPORATION

		By:	/s/ McAlister Marshall
McAlister Marshall
Senior Vice President, General Counsel,
Chief Ethics and Compliance Officer
and Corporate Secretary